SANZ Announces Record Year End Operating Results
For Fiscal Year 2003; Updates Business Outlook

CASTLE ROCK, Colo., Mar 30, 2004 (BUSINESS WIRE) — SANZ Inc. (OTCBB:SANZ) recognized a record $55.5 million in revenues for the year ending Dec. 31, 2003. Gross profit for the year was also a record at $13.5 million, or 24% of revenue. Selling, General and Administrative Expense (including product development expenses) was $15.5 million, costs related to the business combination with SoluNet Storage were $2.00 million and depreciation and amortization expense totaled $1.2 million. The net loss for the year was ($5.9 million) or ($.12) per share.

As a result of the accounting treatment of the SANZ — SoluNet Storage business combination effective April 1, 2003, which has been previously addressed and is further detailed in the company’s 10-KSB, these values do not reflect the March 31 2003 quarter results of operations of SANZ as an independent, pre-merger, entity.

John Jenkins, SANZ CEO stated: “While we do not formally report December 31 quarter numbers, we can say that our final results are consistent with those reported on a preliminary basis, that is recorded revenue of $15 million, Gross Margins of 24%, EBITDA of $14,000 and Net Loss of $(546,000). This shows that we have been able to hold the operating expense reductions taken mid-year and sustain gross margins in the face of continued market pressures.”

Jenkins went on to say: “2003 was a year of dramatic and positive change for SANZ. Our combination with SoluNet Storage in April of 2003 provided significant gains on many fronts. We engineered significant reductions in operating expense through consolidation of our F&A and sales support operations, demonstrating the scalability of our model, and we were able to improve dramatically the cost basis and delivery effectiveness of our selling and engineering resources. We saw very good client base retention and expansion in both the Federal and Commercial sectors of our solutions business and we recorded sales of EarthWhere(TM), our software solution for geospatial data management, at important strategic accounts.”

Mike Phelan, President, added: “As a result of the business combination and focus of our resources, we made significant improvements in the scope and quality of our business offerings. Our services booking volume has grown sharply over the last three quarters of 2003, with very good momentum continuing into 2004, particularly with our StorTrust(TM) Assessment Services. The OEM suppliers to our industry are recognizing the value of SANZ as a leading national organization with unparalleled technical resources. These supplier/partners are engaging SANZ as professional service subcontractors and are teaming with SANZ on the most demanding commercial and government opportunities.”

(A reconciliation of EBITDA to Net Loss is included in the attachment and a discussion of the company’s use of EBITDA may be found in its 2003 Annual Report on Form 10-KSB.)

The company has scheduled a conference call for March 30, 4:30 p.m. Eastern Standard time at which time it will address its 2003 annual results and discuss more specifically its expectations for the newly combined companies.

     Date: March 30, 2004

     Time: 1:30 Pacific (4:30 Eastern)

     Dial-in number: 800-219-6110

     International Dial In: 303-262-2211

     Internet Simulcast: actioncast.acttel.com

     Event ID Number: 21544

     (Windows Media or Real Player needed for simulcast)

Please call the conference call telephone number 5-10 minutes prior to the start time. An operator will check your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call number, please call the Liolios Group at 949-574-3860.

About SANZ

SANZ is a nationwide storage consulting and system integration firm focused exclusively on the design, deployment and support of intelligent data management. By utilizing a unique StorTrust(TM) Process, SANZ is able to deliver solutions that enable data driven corporations and government agencies to maximize the value of their IT investments and secure their business-critical environments. SANZ’s EarthWhere(TM) is a spatial data provisioning system that stores, manages, processes and delivers customized spatial imagery. SANZ is a subsidiary of SAN Holdings.

For additional information, contact Marie Gordon, SANZ Director of Marketing, 610-350-0303 or mgordon@sanz.com. Learn more about the company at www.sanz.com.

For media relations contact Heidi Juell of Origin Communications, 719-785-9900 or heidi.juell@origincom.com.

For investor relations information, contact Ronald Both of Liolios Group Inc., 949-574-3860 or ron@liolios.com.

Forward-Looking Statements:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to numerous risks and uncertainties. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. Any such forward-looking statements, which speak only as of the date made, represent management’s best judgment as to what may occur in the future. However, forward-looking statements are subject to known and unknown risks, uncertainties and important factors beyond the control of the Company that could cause actual results, performance, achievements or and events to differ materially from historical results of operations and events and those presently anticipated or projected. Factors that may cause such differences include, but are not limited to: the rate of growth in the market for data storage products generally and for the types of products we sell in particular; the continued and future acceptance of the products we sell; the presence of competitors with greater technical, marketing and financial resources; our ability to promptly and effectively respond to technological change to meet evolving customer needs; our ability to successfully expand our operations; and our success at integrating with our own operations the operations and management of any business we acquire. Additional factors are discussed in the Company’s Form 10-KSB for the year ended December 31, 2003, and its other reports filed with the Securities and Exchange Commission, to which reference should be made.

SAN Holdings. Inc.
Condensed Consolidated Balance Sheet
(In thousands)

Dec. 31, 2003
Assets
Current assets	$24,196
Property & equipment, net	1,014
Goodwill	32,008
Intangible assets, net	2,820
Other assets	431
Total assets	$60,469
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities	$36,421
Long-Term Debt	--
Total Liabilities	36,421
Total Stockholders’ Equity (Deficit)	24,048
Total Liabilities & Stockholders’ Equity	$60,469

SAN Holdings, Inc.
Condensed Consolidated Statement of Operations
(In thousands, except for share and per share data)

For the year ended Dec. 31, 2003
Revenue	$ 55,497
Cost of sales	42,006
Gross profit	13,491
Selling, general and administrative expenses	15,511
Acquisition-related costs	1,987
Depreciation and amortization	1,218
Operating loss	(5,225)
Interest expense	(817)
Other income (expense)	(11)
Loss before income taxes	(6,053)
Income tax benefit	115
Net Loss	(5,938)
Basic and diluted net loss per share	$ (0.12)
Weighted average common shares used in the
calculation of basic and diluted net loss per
share	48,899,805

SAN Holdings. Inc.
Reconciliation of EBITDA to Net Income (Loss)
(dollars in thousands)

For the three months ended Dec. 31, 2003 (Unaudited)
Net Loss	$(546)
Interest Expense, net	224
Income tax benefit	--
Other Income (expense)	33
Depreciation and Amortization	303
EBITDA(a)	$ 14

(a)

EBITDA is a non-US GAAP financial measure. A definition of EBITDA as used by us, and an explanation for our use of EBITDA, may be found in our 2003 Annual Report on Form 10-KSB under the heading Management's Discussion and Analysis of Financial Condition and Results of Operations.

SOURCE: SANZ Inc.

CONTACT:	Liolios Group Inc. for SANZ Inc. Ron Both (Investor Relations) 949-574-3860 ron@liolios.com